UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At  the 2013 annual meeting of shareholders of ImmunoGen, Inc. (the “Company”) held on November 12, 2013 (the “2013 Annual Meeting”), shareholders fixed the number of Directors constituting the full Board of Directors at nine.  The voting results were as follows:

For:	73,458,369
Against	1,550,854
Abstain	495,437
Broker Non-Votes	0

At the 2013 Annual Meeting, shareholders elected nine Directors as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Joseph J. Villafranca, PhD	56,788,073	403,507	18,313,080
Nicole Onetto, MD	56,840,427	351,153	18,313,080
Stephen C. McCluski	56,790,533	401,047	18,313,080
Richard J. Wallace	56,624,830	566,750	18,313,080
Daniel M. Junius	56,738,149	453,431	18,313,080
Howard H. Pien	56,500,241	691,339	18,313,080
Mark Goldberg, MD	56,694,566	497,014	18,313,080
Dean J. Mitchell	56,655,180	536,400	18,313,080
Kristine Peterson	56,838,684	352,896	18,313,080

At the 2013 Annual Meeting, shareholders voted to approve, on an advisory basis, the compensation paid to the our named executive officers, as described in our proxy statement (the “say-on-pay vote”) as follows:

For:	55,568,718
Against	1,459,846
Abstain	163,016
Broker Non-Votes	18,313,080

At the 2013 Annual Meeting, shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 as follows:

For:	74,772,667
Against	304,182
Abstain	427,811
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 13, 2013	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer